Exhibit 1.1

Execution Version

Microchip Technology Incorporated

27,000,000 Depositary Shares

Each representing a 1/20th Interest in a Share of 7.50% Series A Mandatory Convertible

Preferred Stock, par value $0.001 per share (initial liquidation preference of $1,000 per share)

Underwriting Agreement

March 20, 2025

J.P. Morgan Securities LLC

BofA Securities, Inc.

BNP Paribas Securities Corp.

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Microchip Technology Incorporated, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 27,000,000 depositary shares, each representing a 1/20th interest in a share of its 7.50% Series A Mandatory Convertible Preferred Stock, par value $0.001 per share, with an initial liquidation preference of $1,000 per share (the “Preferred Stock”) of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 2,700,000 depositary shares, each representing a 1/20th interest in a share of the Preferred Stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” The Preferred Stock will be convertible into a variable number of shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) (such shares of Common Stock into which the Preferred Stock is convertible, together with any shares of Common Stock delivered in payment of dividends on the Preferred Stock, the “Underlying Shares”). As used in this Agreement (as defined herein), the term “will” shall be construed to have the same meaning and effect as the word “shall.”

The Shares will be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of March 25, 2025, among the Company, Equiniti Trust Company, LLC, as depositary (the “Depositary”), and holders from time to time of the Shares. Each Share will initially represent the right to receive a 1/20th interest in a share of the Preferred Stock pursuant to the Deposit Agreement. The Preferred Stock, when issued, will be deposited against delivery of depositary receipts (the “Depositary Receipts”), which will evidence the Shares and will be issued by the Depositary under the Deposit Agreement. The terms of the Preferred Stock will be set forth in a certificate of designations (the “Certificate of Designations”) to be filed by the Company with the Secretary of State of the State of Delaware as an amendment to the Company’s amended and restated certificate of incorporation.

In connection with the offering of the Underwritten Shares, the Company is separately entering into capped call transactions with certain of the Underwriters or their respective affiliates and/or other financial institutions (each a “Capped Call Counterparty”), in each case, pursuant to a capped call confirmation (each, a “Base Capped Call Confirmation”), dated the date hereof, and in connection with the issuance of any Option Shares, the Company and each Capped Call Counterparty may enter into additional capped call transactions, in each case, pursuant to an additional capped call confirmation (each, an “Additional Capped Call Confirmation”), to be dated the date on which the option granted to the Underwriters to purchase such Option Shares is exercised (the Additional Capped Call Confirmations, together with the Base Capped Call Confirmations, the “Capped Call Confirmations”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3ASR (File No. 333-285913), including a prospectus, relating to certain securities, including the Shares, to be issued from time to time by the Company (the “Base Prospectus”). Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the Base Prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information and the preliminary prospectus supplement thereto, dated March 19, 2025, relating to the Shares in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act, and the term “Prospectus” means the Base Prospectus and the final prospectus supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the

Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated March 19, 2025 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 9:40 P.M., New York City time, on March 20, 2025.

2. Purchase of the Shares.

(a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement and the Deposit Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share of $48.875 (the “Purchase Price”) from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement and the Deposit Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, solely to cover over-allotments, on or before the thirteenth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Except as separately agreed in writing by the Company and the Representatives, any such notice shall be given at least two business days prior to the date and time of delivery specified therein (except in the case of Option Shares to be delivered on the Closing Date, in which case notice shall be delivered at least one business day prior to the Closing Date).

(b) The Company understands that the Underwriters intend to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at 10:00 A.M. New York City time on March 25, 2025, or at such other time on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for any Option Shares, if other than the Closing Date, is herein referred to as an “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or any Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or any Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives otherwise instruct at least one full business day prior to the Closing Date or Additional Closing Date, as the case may be. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or Additional Closing Date, as the case may be.

(d) The Company acknowledges and agrees that the Representatives and the other Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor the other Underwriters shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Testing-the-Waters Materials. The Company (i) has not engaged in any Testing-the-Waters Communications and (ii) has not distributed or approved for distribution any Written Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(e) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of any Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(f) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package (the “Incorporated Documents”), when filed with the Commission conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and such documents did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that no representation is made as to any statement or omission that shall have been superseded or modified in either (i) a document subsequently filed with the Commission prior to the Applicable Time and incorporated by reference in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package or (ii) each of the Registration Statement, the Prospectus and the Pricing Disclosure Package.

(g) Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby; the other financial information included or incorporated by reference in each of the Registration Statement, the Prospectus and the Pricing Disclosure Package has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(h) No Material Adverse Change. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been any material change in the capital stock (other than the issuance of shares of Common Stock, options to purchase or acquire shares of Common Stock or restricted stock units, in each case granted under the Company’s currently existing equity incentive plans, as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or the issuance of Common Stock upon the exercise of outstanding options and warrants, the vesting of restricted stock units or upon settlement of the Company’s outstanding 1.625% convertible senior subordinated notes due 2025, 1.625% convertible senior subordinated notes due 2027, or 0.75% convertible senior notes due 2030 (together, the “Existing Convertible Notes”)), long-term debt (other than any borrowings under the Senior Credit Facilities or issuances of notes under the Commercial Paper Program, each as defined in the Registration Statement, the Pricing Disclosure Package and the Prospectus), notes payable or current portion of long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared (other than any regular quarterly cash dividend publicly declared by the Company prior to the date of this Agreement), set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, or results of operations of the Company and its subsidiaries taken as a whole.

(i) Organization and Good Standing. The Company and each of its Significant Subsidiaries (as defined below) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses as currently conducted requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they currently are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement, the Deposit Agreement, the Certificate of Designations and the Capped Call Confirmations (collectively, the “Transaction Documents”) (a “Material Adverse Effect”). There are no corporations, associations or other entities required to be listed in Exhibit 21.1 to the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2024 other than the entities listed therein. The only subsidiaries that are “significant subsidiaries” of the Company within the meaning of Rule 1-02(w) of Regulation S-X of the Securities Act are set forth on Annex C hereof (a “Significant Subsidiary,” and together the “Significant Subsidiaries”).

(j) Capitalization. The Company has, and after giving effect to the offer and sale of the Shares and the use of proceeds therefrom, will have, the capitalization as set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”.

(k) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Deposit Agreement and the Capped Call Confirmations, and to perform its obligations under the Transaction Documents; and all action required to be taken by the Company for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Registration Statement, the Pricing Disclosure Package and the Prospectus has been duly and validly taken.

(l) Capped Call Confirmations. Each Base Capped Call Confirmation has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and any Additional Capped Call Confirmation will, on or prior to the date such Additional Capped Call Confirmation is entered into, be duly authorized, executed and delivered by the Company, and will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except, in each case, as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, regardless of whether enforcement is considered in proceedings at law or in equity, and applicable law and public policy with respect to right to indemnity and contribution (collectively, the “Enforceability Exceptions”).

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company. When the Shares have been issued and delivered and paid for as provided herein, and the Depositary Receipts have been duly executed and delivered by the Depositary in accordance with the Deposit Agreement, the Shares will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights. The persons in whose names the Shares are registered will be entitled to the rights specified therein and in the Deposit Agreement.

(o) The Deposit Agreement. The Deposit Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(p) Certificate of Designations. The Certificate of Designations has been duly authorized by the Company. The Certificate of Designations sets forth the rights, preferences and priorities of the Preferred Stock, and the holders of the Preferred Stock will have the rights set forth in the Certificate of Designations upon filing with the Secretary of State of the State of Delaware.

(q) The Preferred Stock. The Preferred Stock has been duly authorized by the Company for issuance and deposit in accordance with the provisions of this Agreement and the Deposit Agreement, and, when issued and deposited against issuance of the Shares, and upon the filing and effectiveness of the Certificate of Designations, will be validly issued, fully paid and nonassessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Upon payment of the purchase price for the Shares and deposit of the Preferred Stock against issuance of the Shares in accordance with this Agreement and the Deposit Agreement, the Underwriters will receive good, valid and marketable title to the Shares, free and clear of any liens. No holder of the Preferred Stock will be subject to personal liability solely by reason of being such a holder; and the issuance of the Preferred Stock is not subject to any preemptive or similar rights.

(r) The Underlying Shares. Upon issuance and deposit of the Preferred Stock against issuance of the Shares in accordance with this Agreement and the Deposit Agreement and the filing and effectiveness of the Certificate of Designations, the Preferred Stock will be convertible into the Underlying Shares in accordance with the terms of the Preferred Stock and the Certificate of Designations. A number of Underlying Shares equal to the Maximum Number of Underlying Shares (as defined below) has been duly authorized and reserved for issuance by all necessary corporate action and such Underlying Shares, when issued in accordance with the terms of the Preferred Stock and the Certificate of Designations will be validly issued, fully paid and nonassessable, will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus and will not be subject to any preemptive or similar rights. As used herein, “Maximum Number of Underlying Shares” means the product of (A) the sum of (x) a number of shares of Common Stock equal to the initial maximum conversion rate per share of the Preferred Stock set forth in the Certificate of Designations and (y) the maximum number of shares of Common Stock deliverable by the Company in respect of dividends payable per share of Preferred Stock (whether or not declared), multiplied by (B) the aggregate number of shares of Preferred Stock in respect of the Shares (assuming the exercise in full of the option set forth in Section 2 herein), in each case in accordance with, and as adjusted pursuant to, the terms of the Certificate of Designations.

(s) Descriptions. The Transaction Documents, and provisions of the Shares and the Preferred Stock conform in all material respects to the respective statements and descriptions relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t) No Violation or Default. Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any property, right or asset of the Company or any of its Significant Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(u) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares, the issuance and deposit of the Preferred Stock with the Depositary against the issuance of the Shares and the issuance of a number of Underlying Shares equal to the Maximum Number of Underlying Shares issuable by the Company in accordance with the terms of the Certificate of Designations, and the consummation of the transactions contemplated by the Transaction Documents or the Registration Statement, the Pricing Disclosure Package and the Prospectus will not (i) after giving effect to the offer and sale of the Shares and the use of proceeds therefrom, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(v) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares, the issuance and deposit of the Preferred Stock with the Depositary against the issuance of the Shares and the issuance of a number of Underlying Shares equal to the Maximum Number of Underlying Shares issuable by the Company in accordance with the terms of the Certificate of Designations, and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents or the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for (i) registration of the Shares under the Securities Act and the Exchange Act, (ii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters and (iii) any law or regulation applicable to the filing of the Certificate of Designations with the Secretary of State of the State of Delaware.

(w) Legal Proceedings. Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits, or proceedings (collectively, “Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and, except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the knowledge of the Company, no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others.

(x) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(y) Intellectual Property. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) the Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Company and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and their subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(z) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds therefrom as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and after giving effect to the transactions contemplated by the Capped Call Confirmations, will not be required to register as an “investment company” or an entity “controlled” by an “investment company”, in each case as defined within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(aa) Taxes. The Company and its subsidiaries have paid all federal, state, local and non-U.S. taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets except, in each case, for (i) any such taxes or tax deficiencies that are currently being contested in good faith and for which the Company has established adequate reserves or (ii) as would not, individually or in the aggregate, have a Material Adverse Effect.

(bb) Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not, individually or in the aggregate, have a Material Adverse Effect.

(cc) Compliance with Environmental Laws. (i) To the knowledge of the Company, the Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding that could not reasonably be expected to have a Material Adverse Effect, and (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect.

(dd) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15(e) of the Exchange Act.

(ee) Accounting Controls. The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive officers and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) there are no material weaknesses in the Company’s internal controls as of December 31, 2024 and (B) neither the Audit Committee of the Board of Directors of the Company nor, to the knowledge of the Company, the Company’s auditors, have been advised of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ff) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg) Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, except as otherwise disclosed in Exchange Act filings with the Commission, there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(hh) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent or employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or unlawful benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance in all material respects with all applicable anti-bribery and anti-corruption laws.

(ii) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been, conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj) Compliance with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any agent or employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or

“blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea region and the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds” and will not knowingly, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past ten years, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(kk) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than the Transaction Documents) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares, other than as disclosed in the Pricing Disclosure Package.

(ll) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any Shares or the Underlying Shares.

(mm) Outbound Investment Rules. The Company is not a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. The Company will not take any steps or actions that would result in the transactions contemplated under this Agreement, including the offering and sale of the Securities, qualifying as a “covered transaction,” as that term is defined in 31 C.F.R. § 850.210. The Company will not use any proceeds from the offering of the Securities to engage in any activity with any subsidiary of the Company or any other person, in each case, that is a “covered foreign person” that would be a “covered transaction” if engaged in by a U.S. person.

(nn) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds therefrom by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, a signed copy of the Registration Statement as originally filed and each amendment thereto, including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object, except as may be required by applicable law.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective (unless the Registration Statement is automatically effective upon filing, in which case no notice is required); (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period, (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the

Commission and incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (or any Additional Closing Date, as applicable), (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Clear Market. Without the prior written consent of J.P. Morgan Securities LLC, the Company will not, during the period ending on, and including, the 45th day after the date of the Prospectus (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, (iii) submit to, or file with, the Commission a registration statement under the Securities Act relating to any additional shares of its Common Stock or securities convertible into, or exchangeable for, any shares of its Common Stock or (iv) publicly disclose the intention to effect any transaction described in clause (i), (ii), or (iii) whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided that the foregoing shall not apply to (A) the sale of the Shares under this Agreement, the issuance of the Preferred Stock or the issuance of any Underlying Shares, (B) the issuance of any shares of Common Stock issuable upon conversion of the Existing Convertible Notes; (C) the grant by the

Company of employee or director stock options or restricted stock units in the ordinary course of business, (D) the entry into, or the consummation of the transactions contemplated by, or termination of the Capped Call Confirmations, (E) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or pursuant to equity plans the Company has filed with the Commission prior to the date hereof (including, for the avoidance of doubt, the issuance of shares of Common Stock upon the vesting of restricted stock units issued pursuant to such plans or pursuant to the Company’s employee stock purchase plans) or (F) the issuance of Common Stock by the Company in connection with mergers, acquisitions or commercial or strategic transactions, provided that the aggregate number of shares of Common Stock issued pursuant to this clause (F) does not exceed 700,000 shares of the Company’s Common Stock.

(h) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(i) Exchange Listing. The Company will use its commercially reasonable efforts to cause a number of Underlying Shares equal to the Maximum Number of Underlying Shares to be listed on the Nasdaq Global Select Market (“Nasdaq”).

(j) Preferred Stock. Prior to the Closing Date or Additional Closing Date, as the case may be, the Company will deposit the relevant number of shares of Preferred Stock with the Depositary in accordance with the provisions of this Agreement and the Deposit Agreement and otherwise comply with this Agreement and the Deposit Agreement so that the relevant Shares will be issued by the Depositary against receipt of such shares of Preferred Stock and delivered to the Underwriters against payment therefor at such Closing Date or such Additional Closing Date, as the case may be.

(k) Common Stock. The Company will reserve and keep available at all times, free of preemptive or similar rights, a number of Underlying Shares equal to the Maximum Number of Underlying Shares.

(l) DTC. The Company will use its commercially reasonable efforts to assist the Underwriters in arranging for the Shares to be eligible for clearance and settlement through DTC.

(m) Adjustments. Between the date hereof and the Closing Date or any Additional Closing Date, as the case may be, the Company will not do or authorize any act or thing that would result in the adjustment of the “fixed conversion rates” (as defined in the Pricing Disclosure Package) of the Preferred Stock.

(n) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any Shares or the Underlying Shares and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Shares contemplated hereby.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that it has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on any Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information to be included in the Registration Statement or Prospectus shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or any Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or and Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company on behalf of the Company (and not in his or her individual capacity) (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement (x) are true and correct (in the case of representations and warranties that are qualified with respect to materiality) or (y) are true and correct in all material respects (in the case of representations and warranties that are not so qualified) and that the Company has complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied hereunder at or prior to such Closing Date or such Additional Closing Date, as the case may be and (iii) to the effect set forth in paragraphs (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date or any Additional Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date or any Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g) CFO Certificate. The Underwriters shall have received, on the date of this Agreement and on the Closing Date, and as of any Additional Closing Date, as the case may be, a certificate signed by the Chief Financial Officer of the Company, dated respectively as of the date hereof and as of the Closing Date, or as of any Additional Closing Date, as the case may be, substantially in the form agreed with the Representatives.

(h) Opinion and 10b-5 Statement of Counsel for the Company. Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or any Additional Closing Date, as the case may be, and addressed to the Underwriters.

(i) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(k) Certificate of Designations. The Certificate of Designations shall have been filed with the Secretary of State of Delaware and shall have become effective.

(l) Good Standing. The Representatives shall have received on and as of the Closing Date or any Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) DTC. The Shares shall be eligible for clearance and settlement through DTC.

(n) Exchange Listing. A “Listing of Additional Shares Notification Form” relating to a number of Underlying Shares equal to the Maximum Number of Underlying Shares shall have been submitted to Nasdaq and Nasdaq shall have informed the Company that it has completed its review of such form.

(o) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain executive officers and directors of the Company identified on Exhibit A-1 relating to sales and certain other dispositions of shares of Common Stock or certain other securities, shall have been delivered to you on or before the date hereof and shall be in full force and effect on the Closing Date or any Additional Closing Date, as the case may be.

(p) Additional Documents. On or prior to the Closing Date or any Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in sentences two and five of paragraph six and in the fifteenth, sixteenth and seventeenth paragraphs under the caption “Underwriting (Conflicts of Interests).”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to paragraph (a) or (b) above that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total discounts and commissions received by the Underwriters in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other reasonable expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to any Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or Nasdaq; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or any Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date or any Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or any Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or any Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or any Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on such Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of the Depositary, any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Shares and a number of Underlying Shares equal to the Maximum Number of Underlying Shares on Nasdaq.

(b) If (i) any of the conditions of Section 6 are not satisfied, (ii) this Agreement is terminated pursuant to Sections 9(i), 9(ii), or 9(iii) the Company for any reason fails to tender the Shares for delivery to the Underwriters, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk; c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036, Email: dg.ecm_execution_services@bofa.com, Attention: Syndicate Department, with a copy to dg.ecm_legal@bofa.com, Attention: ECM Legal; and c/o BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, Attention: Equity Syndicate Desk, Email: new.york.syndicate@bnpparibas.com. Notices to the Company shall be sent to Microchip Technology Incorporated at 2355 W. Chandler Blvd., Chandler, Arizona 85224, (fax: (480) 899-9210); Attention: Chief Financial Officer.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., DocuSign or Adobe Sign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(d) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(f) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

MICROCHIP TECHNOLOGY INCORPORATED

By:	/s/ J. Eric Bjornholt
Name: J. Eric Bjornholt
Title: Senior Vice President and Chief Financial Officer

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Michael Rhodes
Name: Michael Rhodes
Title: Executive Director

Accepted: As of the date first written above

BOFA SECURITIES, INC.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Kaushik Banerjee
Name: Kaushik Banerjee
Title: Managing Director

Accepted: As of the date first written above

BNP PARIBAS SECURITIES CORP.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	/s/ Spencer Cherniak
Name: Spencer Cherniak
Title: Managing Director

Schedule 1

Underwriters	Number of Shares
J.P. Morgan Securities LLC	12,150,000
BofA Securities, Inc.	1,890,000
BNP Paribas Securities Corp.	1,890,000
Mizuho Securities USA LLC	1,755,000
RBC Capital Markets, LLC	1,755,000
Truist Securities, Inc.	1,755,000
PNC Capital Markets LLC.	1,620,000
Academy Securities, Inc.	1,417,500
Citizens JMP Securities, LLC.	1,417,500
BMO Capital Markets Corp.	675,000
Scotia Capital (USA) Inc.	675,000

Total	27,000,000

Annex A

a.	Pricing Disclosure Package

Pricing Term Sheet set forth in Annex B hereto

Annex B

Pricing Term Sheet

[attached]

Pricing Term Sheet	Free Writing Prospectus
dated as of March 20, 2025	Filed pursuant to Rule 433
Relating to the
Preliminary Prospectus Supplement dated March 19, 2025 to the
Prospectus dated March 19, 2025
Registration No. 333-285913

Microchip Technology Incorporated

Offering of

27,000,000 Depositary Shares (the “Depositary Shares”)

Each Representing a 1/20th Interest in a Share of

7.50% Series A Mandatory Convertible Preferred Stock

(the “Depositary Shares Offering”)

The information in this pricing term sheet relates only to the Depositary Shares Offering and should be read together with (i) the preliminary prospectus supplement dated March 19, 2025 relating to the Depositary Shares Offering (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein and (ii) the related base prospectus dated March 19, 2025, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration No. 333-285913. Terms not defined in this pricing term sheet have the meanings given to such terms in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars.

Issuer:	Microchip Technology Incorporated.

Ticker / Exchange for the Common Stock:	MCHP / The Nasdaq Global Select Market (“Nasdaq”).

Pricing Date:	March 20, 2025.

Trade Date:	March 21, 2025 (“T”).

Settlement Date:	March 25, 2025 (T+2), which is the second business day following the trade date for the Depositary Shares (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the Depositary Shares initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Depositary Shares who wish to trade the Depositary Shares prior to the business day preceding the settlement date should consult their own advisors.

Use of Proceeds:	The Issuer expects the net proceeds from the Depositary Shares Offering to be approximately $1.32 billion (or approximately $1.45 billion if the underwriters of the Depositary Shares Offering exercise in full their over-allotment option to purchase additional Depositary Shares) after deducting the underwriting discount and the Issuer’s estimated offering expenses totaling approximately $2.1 million. The Issuer intends to use approximately $50.1 million of the net proceeds of the Depositary Shares Offering to pay the cost of the capped call transactions as described in the Preliminary Prospectus Supplement. If the underwriters exercise their over-allotment option to purchase additional Depositary Shares, the Issuer expects to use a portion of the net proceeds from the sale of such additional Depositary Shares to enter into additional capped call transactions. The Issuer intends to use the remaining net proceeds to repay existing debt, including notes outstanding under the Issuer’s commercial paper program. See “Use of Proceeds” in the Preliminary Prospectus Supplement.

Depositary Shares Offered:	27,000,000 Depositary Shares, each of which represents a 1/20th interest in a share of the Issuer’s 7.50% Series A Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”). At settlement of the Depositary Shares Offering, the Issuer will issue 1,350,000 shares of Mandatory Convertible Preferred Stock, subject to the underwriters’ over-allotment option.

Over-allotment Option for Underwriters to Purchase Additional Depositary Shares:	2,700,000 additional Depositary Shares (corresponding to 135,000 additional shares of the Mandatory Convertible Preferred Stock), solely to cover over-allotments.

Public Offering Price:	$50.00 per Depositary Share.

Dividends:

7.50% of the liquidation preference of $1,000 per share of the Mandatory Convertible Preferred Stock per year. Dividends will accumulate from the Settlement Date and, to the extent that the Issuer is legally permitted to pay dividends and its board of directors, or an authorized committee thereof, declares a dividend payable with respect to the Mandatory Convertible Preferred Stock, the Issuer will pay such dividends in cash or, subject to certain limitations, by delivery of shares of the Issuer’s common stock, par value $0.001 per share (the “Common Stock”) or through any combination of cash and shares of Common Stock, as determined by the Issuer’s board of directors (or an authorized committee thereof) in its sole discretion; provided that any unpaid dividends will continue to accumulate.

The expected dividend payable on the first Dividend Payment Date is $16.875 per share of Mandatory Convertible Preferred Stock (equivalent to approximately $0.8438 per Depositary Share). Each subsequent dividend is expected to be $18.75 per share of Mandatory Convertible Preferred Stock (equivalent to $0.9375 per Depositary Share).

Dividend Record Dates:	The March 1, June 1, September 1 and December 1 immediately preceding the relevant Dividend Payment Date.

Dividend Payment Dates:	March 15, June 15, September 15 and December 15 of each year, commencing on, and including, June 15, 2025 and ending on, and including, March 15, 2028.

Mandatory Conversion Date:	The second business day immediately following the last trading day of the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding March 15, 2028.

Initial Price:	Equal to $1,000, divided by the Maximum Conversion Rate, rounded to the nearest $0.0001, which initially is $50.9996.

Threshold Appreciation Price:	Equal to $1,000, divided by the Minimum Conversion Rate, rounded to the nearest $0.0001, which initially is $62.4766 and represents an approximately 22.5% appreciation over the Initial Price.

Floor Price:	$17.85 (approximately 35% of the Initial Price), subject to adjustment as described in the Preliminary Prospectus Supplement.

Conversion Rate per Share of Mandatory Convertible Preferred Stock:

The conversion rate for each share of Mandatory Convertible Preferred Stock will not be more than 19.6080 shares of Common Stock and not less than 16.0060 shares of Common Stock (respectively, the “Maximum Conversion Rate” and “Minimum Conversion Rate”), depending on the applicable market value (as defined in the Preliminary Prospectus Supplement) of the Common Stock, as described below and subject to certain anti-dilution adjustments. Correspondingly, the conversion rate per Depositary Share will be not more than 0.9804 shares of Common Stock and not less than 0.8003 shares of Common Stock.

The following table illustrates the conversion rate per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments described in the Preliminary Prospectus Supplement, based on the applicable market value of the Common Stock:

Applicable Market Value of the Common Stock	Conversion Rate per Share of Mandatory Convertible Preferred Stock

Greater than the Threshold Appreciation Price	16.0060 shares of Common Stock

Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price	Between 16.0060 and 19.6080 shares of Common Stock, determined by dividing $1,000 by the applicable market value

Less than the Initial Price	19.6080 shares of Common Stock

The following table illustrates the conversion rate per Depositary Share, subject to certain anti-dilution adjustments described in the Preliminary Prospectus Supplement, based on the applicable market value of the Common Stock:

Applicable Market Value of the Common Stock	Conversion Rate per Depositary Share

Greater than the Threshold Appreciation Price	0.8003 shares of Common Stock

Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price	Between 0.8003 and 0.9804 shares of Common Stock, determined by dividing $50 by the applicable market value

Less than the Initial Price	0.9804 shares of Common Stock

Optional Conversion:	Other than during a fundamental change conversion period (as defined in the Preliminary Prospectus Supplement), at any time prior to March 15, 2028, a holder of Mandatory Convertible Preferred Stock may elect to convert such holder’s shares of Mandatory Convertible Preferred Stock, in whole or in part, at the Minimum Conversion Rate of 16.0060 shares of Common Stock per share of Mandatory Convertible Preferred Stock (equivalent to 0.8003 shares of Common Stock per Depositary Share), subject to adjustment as described in the Preliminary Prospectus Supplement. Because each Depositary Share represents a 1/20th fractional interest in a share of Mandatory Convertible Preferred Stock, a holder of Depositary Shares may convert its Depositary Shares only in lots of 20 Depositary Shares.

Fundamental Change:

If a fundamental change (as defined in the Preliminary Prospectus Supplement) occurs on or prior to March 15, 2028, holders of the Mandatory Convertible Preferred Stock will have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part, into shares of Common Stock at the fundamental change conversion rate (as defined in the Preliminary Prospectus Supplement) during the period beginning on, and including, the effective date (as defined in the Preliminary Prospectus Supplement) of such fundamental change and ending on, and including, the earlier of (a) the date that is 20 calendar days after such effective date (or, if later, the date that is 20 calendar days after holders receive notice of such fundamental change) and (b) March 15, 2028. For the avoidance of doubt, the period described in the immediately preceding sentence may not end on a date that is later than March 15, 2028.

The following table sets forth the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock (subject to adjustment as described in the Preliminary Prospectus Supplement) based on the effective date of the fundamental change and the stock price (as defined in the Preliminary Prospectus Supplement) in the fundamental change:

	Stock Price
Effective Date	$17.00	$22.00	$27.00	$32.00	$37.00	$42.00	$47.00	$51.00	$59.00	$62.47	$70.00	$75.00	$80.00	$85.00
March 25, 2025	13.4820	14.6360	15.2120	15.4820	15.5920	15.6160	15.6000	15.5720	15.5100	15.4820	15.4340	15.4080	15.3880	15.3740
March 15, 2026	15.4500	16.2460	16.6060	16.7140	16.6780	16.5680	16.4300	16.3140	16.1020	16.0220	15.8780	15.8040	15.7440	15.6960
March 15, 2027	17.5040	17.9440	18.1420	18.1480	17.9960	17.7400	17.4340	17.1840	16.7300	16.5600	16.2720	16.1300	16.0220	15.9400
March 15, 2028	19.6080	19.6080	19.6080	19.6080	19.6080	19.6080	19.6080	19.6080	16.9500	16.0060	16.0060	16.0060	16.0060	16.0060

The exact stock price and effective date may not be set forth in the table, in which case:

•  if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock will be determined by straight-line interpolation between the fundamental change conversion rates per share of Mandatory Convertible Preferred Stock set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;

•  if the stock price is in excess of $85.00 per share (subject to adjustment in the same manner as the stock prices in the column headings of the table above as described in the Preliminary Prospectus Supplement), then the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock will be the Minimum Conversion Rate; and

•  if the stock price is less than $17.00 per share (subject to adjustment in the same manner as the stock prices in the column headings of the table above as described in the Preliminary Prospectus Supplement), then the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock will be the Maximum Conversion Rate.

The following table sets forth the fundamental change conversion rate per Depositary Share (subject to adjustment as described in the Preliminary Prospectus Supplement) based on the effective date of the fundamental change and the stock price in the fundamental change:

	Stock Price
Effective Date	$17.00	$22.00	$27.00	$32.00	$37.00	$42.00	$47.00	$51.00	$59.00	$62.47	$70.00	$75.00	$80.00	$85.00
March 25, 2025	0.6741	0.7318	0.7606	0.7741	0.7796	0.7808	0.7800	0.7786	0.7755	0.7741	0.7717	0.7704	0.7694	0.7687
March 15, 2026	0.7725	0.8123	0.8303	0.8357	0.8339	0.8284	0.8215	0.8157	0.8051	0.8011	0.7939	0.7902	0.7872	0.7848
March 15, 2027	0.8752	0.8972	0.9071	0.9074	0.8998	0.8870	0.8717	0.8592	0.8365	0.8280	0.8136	0.8065	0.8011	0.7970
March 15, 2028	0.9804	0.9804	0.9804	0.9804	0.9804	0.9804	0.9804	0.9804	0.8475	0.8003	0.8003	0.8003	0.8003	0.8003

The exact stock price and effective date may not be set forth in the table, in which case:

•  if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per Depositary Share will be determined by straight-line interpolation between the fundamental change conversion rates per Depositary Share set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;

•  if the stock price is in excess of $85.00 per share (subject to adjustment in the same manner as the stock prices in the column headings of the table above as described in the Preliminary Prospectus Supplement), then the fundamental change conversion rate per Depositary Share will be the Minimum Conversion Rate, divided by 20; and

•  if the stock price is less than $17.00 per share (subject to adjustment in the same manner as the stock prices in the column headings of the table above as described in the Preliminary Prospectus Supplement), then the fundamental change conversion rate per Depositary Share will be the Maximum Conversion Rate, divided by 20.

On any conversion date for the Mandatory Convertible Preferred Stock, each Depositary Share corresponding to the shares of Mandatory Convertible Preferred Stock so converted will be entitled to receive 1/20th of the number of shares of Common Stock and the amount of any cash received by the bank depositary upon conversion of each share of Mandatory Convertible Preferred Stock.

Discount Rate for Purposes of Fundamental Change Dividend Make-Whole Amount:	The discount rate for purposes of determining the fundamental change dividend make-whole amount (as defined in the Preliminary Prospectus Supplement) is 4.95% per annum.

Listing:	The Issuer intends to apply to list the Depositary Shares on the Nasdaq Global Select Market under the symbol “MCHPP.” No assurance can be given that the Depositary Shares will be listed or that any such application for listing will be approved.

CUSIP / ISIN for the Depositary Shares:	595017 302 / US5950173022

CUSIP / ISIN for the Mandatory Convertible Preferred Stock:	595017 401 / US5950174012

Joint Lead Book-Running Managers:	J.P. Morgan Securities LLC BofA Securities, Inc. BNP Paribas Securities Corp.

Book-Running Managers:	Mizuho Securities USA LLC RBC Capital Markets, LLC Truist Securities, Inc. PNC Capital Markets LLC Academy Securities, Inc. Citizens JMP Securities, LLC

Co-Managers:	BMO Capital Markets Corp. Scotia Capital (USA) Inc.

The Issuer has filed a registration statement (including a prospectus and related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement, the related base prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Depositary Shares Offering. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies may be obtained from (i) J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com, (ii) BofA Securities, Inc., Attn: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, email: dg.prospectus_requests@bofa.com, telephone: 1-800-294-1322 or (iii) BNP Paribas Securities Corp., Attn: Equity Syndicate Desk, 787 Seventh Avenue, New York, NY 10019, email: DL.Equity.Linked.Syndicate@us.bnpparibas.com, telephone: 1-888-860-5378.

This communication should be read in conjunction with the Preliminary Prospectus Supplement and the related base prospectus. The information in this communication supersedes the information in the Preliminary Prospectus Supplement and the related base prospectus to the extent it is inconsistent with the information in such preliminary prospectus supplement or the related base prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Annex C

Significant Subsidiaries

Entity Name	Jurisdiction of Incorporation

MBarb Malta Limited	Malta

Microchip Technology LLC	USA (Delaware)

Microsemi Corp. – Holding	Cayman Islands

Microsemi Corp. – Holding 2	Cayman Islands

Microsemi Corporation	USA (Delaware)

Microsemi SoC Corp.	USA (California)

Microchip Communications, LLC	USA (Delaware)

Microchip Storage Solutions LLC	USA (Delaware)

Microchip Malta BMD Limited	Ireland

Microchip Technology Ireland Limited	Ireland

Microchip Technology Malta Limited	Malta

Microsemi Solutions UK Limited	United Kingdom

Microchip Technology (Thailand) Co. Ltd.	Thailand

Microsemi Solutions Sdn. Bhd.	Malaysia

Exhibit A

Form of Lock-Up Letter

[•], 2025

J.P. Morgan Securities LLC

BofA Securities, Inc.

BNP Paribas Securities Corp.

As Representatives of the

several Underwriters named in

Schedule 1 to the Underwriting Agreement

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Re: Microchip Technology, Incorporated – Public Offering

Ladies and Gentlemen:

The undersigned understands that J.P. Morgan Securities LLC, BofA Securities, Inc. and BNP Paribas Securities Corp., as representatives (the “Representatives”) of the several underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Microchip Technology Incorporated, a Delaware corporation (the “Company”), providing for the public offering (the “Offering”) by the several underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of depository shares representing interests in preferred stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Offering of the Securities, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC on behalf of the Underwriters, the undersigned will not during the period commencing on the date of this letter agreement (this “Letter Agreement”) and ending on, and including, the 45th day (the “Lock-Up Period”) after the date of the final prospectus supplement relating to the Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, $0.001 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.

The foregoing paragraph shall not apply to:

(a) transfers of Lock-Up Securities, by gift, will or intestacy, including without limitation transfers by gift, will or intestacy to family members of the undersigned or to a settlement or trust established under the laws of any country;

(b) transfers or sales of Lock-Up Securities pursuant to any written contract, instruction or plan (a “10b5-1 Plan”) complying with Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that has been entered into by the undersigned prior to the date of this Letter Agreement;

(c) entering into a 10b5-1 Plan so long as: (i) such 10b5-1 Plan does not provide for transfers or sales of Lock-Up Securities during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such 10b5-1 Plan, such announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such 10b5-1 Plan during the Lock-Up Period; or

(d) the transfer or sale of Lock-Up Securities to the Company in a transaction exempt from Section 16(b) of the Exchange Act (i) to satisfy tax withholding obligations in connection with (x) the vesting of restricted stock units that vest during the Lock-Up Period or (y) the exercise of options that expire during the Lock-Up Period or (ii) to satisfy the exercise price of options that expire during the Lock-Up Period.

provided that in the event of any transfer pursuant to clause (a): (i) the transferee shall enter into a lock-up agreement substantially in the form of this Letter Agreement covering the remainder of the Lock-Up Period; (ii) the transfer does not involve a disposition for value; (iii) as a result of any such transfer, no filing by any party (donor, donee, transferor or transferee) under Section 16 of the Exchange Act reporting a reduction in beneficial ownership of Lock-Up Securities or other public announcement shall be required or shall be made voluntarily during the Lock-Up Period in connection with such transfer or distribution (other than a filing in the case of transfers as a bona fide gift or gifts required pursuant to Section 16(a) of the Exchange Act; provided that any such filing shall clearly state that such transfer is a bona fide gift and that such shares remain subject to the restrictions set forth herein); and (iv) the undersigned does not otherwise voluntarily effect any public announcement of such transfer during the Lock-Up Period;

provided further that in the event of any transfer pursuant to clause (b), any filing required by Section 16 of the Exchange Act during the Lock-Up Period in connection with such transfer shall state in the footnotes thereto that such sales have been executed under a 10b5-1 Plan and no other public announcement shall be required or shall be made voluntarily;

provided further that in the event of any transfer pursuant to clause (c) or (d), any filing required by Section 16 of the Exchange Act during the Lock-Up Period in connection with such transfer shall state in the footnotes thereto that such transfer is being made pursuant to the applicable circumstances described in clause (c) or (d) and no other public announcement shall be required or shall be made voluntarily.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

The undersigned hereby consents to receipt of this Letter Agreement in electronic form and understands and agrees that this Letter Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Letter Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Letter Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

It is understood that the undersigned will be released from its obligations under this Letter Agreement if the Company notifies the undersigned that it does not intend to proceed with the Offering, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of any Securities, or if the Offering shall not have occurred by April 14, 2025.

The undersigned understands that the Company and the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Letter Agreement. The undersigned further understands that this Letter Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

(duly authorized signature)	(please print complete name of entity)

Name: (please print full name)	By: (duly authorized signature)

Name: (please print full name) Title: (please print full title)

Address:	Address:

E-mail:	E-mail: